News Release

Virtus Investment Partners Announces Financial Results for Second Quarter 2019

▪	Earnings Per Share - Diluted of $3.26; Earnings Per Share - Diluted, as Adjusted, of $3.63

▪	Total Sales of $5.1B; Net Flows of $0.1B; Long-Term AUM of $103.3B; Total AUM of $105.0B

Hartford, CT, July 26, 2019 - Virtus Investment Partners, Inc. (NASDAQ: VRTS) today reported financial results for the three months ended June 30, 2019.

Financial Highlights (Unaudited)
(in millions, except per share data or as noted)

	Three Months Ended			Three Months Ended
	6/30/2019	6/30/2018	Change	3/31/2019	Change

U.S. GAAP Financial Measures
Revenues	$140.5	$132.9	6%	$130.7	7%
Operating expenses	$110.4	$105.6	5%	$109.7	1%
Operating income (loss)	$30.1	$27.3	10%	$21.0	43%
Operating margin	21.4%	20.5%		16.1%
Net income (loss) attributable to common stockholders	$24.8	$21.0	18%	$19.7	26%
Earnings (loss) per share - diluted	$3.26	$2.75	19%	$2.61	25%
Weighted average shares outstanding - diluted	8.252	8.401	(2%)	8.322	(1%)

Non-GAAP Financial Measures (1)
Revenues, as adjusted	$121.0	$110.6	9%	$112.6	7%
Operating expenses, as adjusted	$77.3	$73.0	6%	$79.1	(2%)
Operating income (loss), as adjusted	$43.7	$37.6	16%	$33.5	30%
Operating margin, as adjusted	36.1%	34.0%		29.8%
Net income (loss) attributable to common stockholders, as adjusted	$30.0	$28.2	6%	$22.7	32%
Earnings (loss) per share - diluted, as adjusted	$3.63	$3.36	8%	$2.73	33%
Weighted average shares outstanding - diluted, as adjusted	8.252	8.401	(2%)	8.322	(1%)

(1) See the information beginning on page 11 for reconciliations to the most directly comparable U.S. GAAP measures and other important disclosures

Earnings Summary

The company presents U.S. GAAP and non-GAAP earnings information in this release. Management believes that the non-GAAP financial measures presented reflect the company’s operating results from providing investment management and related services to individuals and institutions and uses these measures to evaluate financial performance. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures. Reconciliations of the non-GAAP financial measures to the most comparable U.S. GAAP measures can be found beginning on page 11 of this earnings release.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 2.

Assets Under Management and Asset Flows
(in billions)

	Three Months Ended			Three Months Ended
	6/30/2019	6/30/2018	Change	3/31/2019	Change
Ending long-term assets under management (1)	$103.3	$89.8	15%	$99.9	3%
Ending total assets under management	$105.0	$91.6	15%	$101.7	3%
Average long-term assets under management (1)	$100.5	$88.8	13%	$94.7	6%
Average total assets under management	$102.2	$90.5	13%	$96.4	6%
Total sales	$5.1	$6.6	(23%)	$5.5	(7%)
Net flows	$0.1	$1.3	(92%)	$(0.1)	N/M

(1) Excludes assets under management in liquidity strategies, including in certain open-end mutual funds and institutional accounts
N/M - Not Meaningful

Long-term assets under management increased 3% to $103.3 billion at June 30, 2019 from $99.9 billion at March 31, 2019 as a result of market appreciation and modestly positive net flows. Total assets under management at June 30, 2019 were $105.0 billion, including $1.8 billion of assets in liquidity strategies.
Total sales in the second quarter of $5.1 billion declined 7% from $5.5 billion in the first quarter, which included $0.8 billion of sales related to the issuance of a collateralized loan obligation (CLO) and an initial model allocation for two new exchange traded funds. Institutional sales of $1.7 billion increased 82% sequentially, primarily reflecting the funding of a $0.9 billion global real estate securities subadvisory mandate. Second quarter mutual fund sales of $2.5 billion compared with $3.0 billion in the prior quarter, primarily due to lower sales of fixed income and international equity strategies. Retail separate account sales were $0.7 billion, down 3% sequentially, with growth in the intermediary-sold channel more than offset by a decline in private client sales.
Total net flows of $0.1 billion during the second quarter, compared with net flows of ($0.1) billion in the first quarter, included positive net flows from institutional, retail separate accounts, and exchange traded funds partially offset by net outflows in open-end funds. Institutional had net flows of $0.5 billion due to the funding of several new mandates, partially offset by $0.9 billion of partial redemptions from existing accounts and $0.4 billion of outflows from closed accounts. Net flows in retail separate accounts were $0.3 billion, consistent with the prior quarter, as a modest decline in sales was more than offset by lower redemptions. Mutual fund net flows of ($0.7) billion in the second quarter improved from ($0.9) billion in the prior quarter, with outflows primarily from bank loan strategies.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 3.

GAAP Results

Operating income increased sequentially to $30.1 million from $21.0 million, primarily reflecting a 7% increase in revenues due to higher average assets under management and lower employment expenses compared with the seasonally high first quarter. Second quarter operating expenses included $0.3 million of restructuring and severance costs compared with $1.2 million in the prior quarter.
Net income per diluted share of $3.26 included a $0.32 benefit from net unrealized gains on investments, ($0.13) of net realized losses on investments, ($0.11) of acquisition and integration costs, and ($0.03) of restructuring and severance costs. First quarter net income per diluted share of $2.61 included a $0.58 benefit from net unrealized gains on investments, ($0.29) of net realized losses on investments, ($0.13) of acquisition and integration costs, and ($0.10) of restructuring and severance costs.

The effective tax rate of 24% during the second quarter compared with 16% in the prior quarter. The sequential increase reflected lower tax valuation releases related to marketable securities.

Non-GAAP Results
Revenues, as adjusted, of $121.0 million increased 7% from the prior quarter as a result of higher average assets and an increase in the average fee rate. Employment expenses, as adjusted, declined 4% to $57.0 million primarily due to the impact of seasonally higher first quarter expenses. In addition, the sequential change in employment expenses was impacted by lower sales-based compensation, partially offset by higher profit-based incentive compensation. Other operating expenses, as adjusted, increased 3% from the first quarter due to the annual equity grants to the Board of Directors of $0.8 million.
Operating income, as adjusted, and the related margin were $43.7 million and 36%, respectively, compared with $33.5 million and 30%, respectively, in the prior quarter. The increased margin reflected the impact of the seasonally higher first quarter employment expenses as well as higher revenues, as adjusted, in the second quarter.
Interest and dividends earned on cash equivalents and seed capital and CLO investments were $3.8 million, a decline from $4.2 million in the first quarter primarily related to lower CLO interest income.
Net income attributable to common stockholders, as adjusted, which is net of noncontrolling interests, was $3.63 per diluted common share, an increase of $0.90, or 33%, from $2.73 in the prior quarter. The increase primarily reflected higher operating income, as adjusted.
The effective tax rate, as adjusted, was 27%, unchanged from the prior quarter.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 4.

Select Balance Sheet Items (Unaudited)
(in millions)

	As of			As of
	6/30/2019	6/30/2018	Change	3/31/2019	Change
Cash and cash equivalents	$166.0	$138.8	20%	$142.3	17%
Gross debt (1)	$315.7	$258.1	22%	$328.2	(4%)
Redeemable noncontrolling interests	$53.7	$—	N/M	$54.4	(1%)
Total equity attributable to stockholders	$651.1	$624.5	4%	$633.5	3%

Working capital (2)	$148.7	$94.3	58%	$137.9	8%
Net debt (cash) (3)	$149.7	$119.2	26%	$185.8	(19%)

(1) Excludes deferred financing costs of $9.6 million, $10.5 million and $12.9 million as of June 30, 2019, March 31, 2019, and June 30, 2018, respectively
(2) Defined as cash and cash equivalents plus accounts receivable, net, less accrued compensation and benefits, accounts payable and accrued liabilities, dividends payable and required principal payments due over the next twelve months including scheduled amortization and an estimate of the excess cash flow payment; the actual excess cash flow payment will be measured based on fiscal year 2019 financial results and the net leverage ratio as of December 31, 2019
(3) Defined as gross debt less cash and cash equivalents
N/M - Not Meaningful

Working capital at June 30, 2019 of $148.7 million increased by 8% from March 31, 2019, reflecting net cash generated from the business partially offset by changes in debt outstanding and return of capital to shareholders.
During the second quarter, the company repurchased 67,709 shares, or 1% of beginning of quarter outstanding common shares, for $7.5 million. In addition, the company net settled 9,753 shares for $1.1 million to satisfy employee tax obligations on restricted stock units.
The company also repaid $12.4 million of debt in the second quarter. The net leverage ratio, which is net debt to EBITDA (in accordance with the company's credit agreement), was 0.7x at June 30, 2019 compared with 0.9x at March 31, 2019.

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 5.

Conference Call

Virtus Investment Partners management will host an investor conference call on Friday, July 26, at 10 a.m. Eastern to discuss these financial results and related matters. The webcast of the call can be accessed in the Investor Relations section of www.virtus.com, or by telephone at 877-930-7765 for callers in the U.S. and Canada or 253-336-7413 for international callers (Conference ID: 6060619). The presentation that will be reviewed as part of the conference call will be available prior to the call in the Investor Relations section of www.virtus.com. A replay of the call will be available through August 2, 2019 by telephone at 855-859-2056 (U.S. and Canada) or 404-537-3406 (international) (Conference ID: 6060619).

About Virtus Investment Partners

Virtus Investment Partners (NASDAQ: VRTS) is a distinctive partnership of boutique investment managers singularly committed to the long-term success of individual and institutional investors. Virtus offers access to a variety of investment styles across multiple disciplines to meet a wide array of investor needs, and provides products and services through affiliated managers and select subadvisers, each with a distinct investment style, autonomous investment process and individual brand. Its affiliates include Ceredex Value Advisors, Duff & Phelps Investment Management, Kayne Anderson Rudnick Investment Management, Newfleet Asset Management, Rampart Investment Management, Seix Investment Advisors, Silvant Capital Management, Sustainable Growth Advisers, and Virtus ETF Solutions. Additional information can be found at www.virtus.com.

Investor Relations Contact

Sean Rourke (860) 263-4709 sean.rourke@virtus.com

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 6.

U.S. GAAP Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data)

	Three Months Ended			Three Months Ended		Six Months Ended
	6/30/2019	6/30/2018	Change	3/31/2019	Change	6/30/2019	6/30/2018	Change
Revenues
Investment management fees	$114,591	$103,168	11%	$105,918	8%	$220,509	$203,644	8%
Distribution and service fees	10,617	13,549	(22%)	10,063	6%	20,680	26,156	(21%)
Administration and transfer agent fees	15,054	15,967	(6%)	14,413	4%	29,467	31,705	(7%)
Other income and fees	227	248	(8%)	324	(30%)	551	455	21%
Total revenues	140,489	132,932	6%	130,718	7%	271,207	261,960	4%
Operating Expenses
Employment expenses	58,123	54,868	6%	60,851	(4%)	118,974	115,564	3%
Distribution and other asset-based expenses	21,322	23,721	(10%)	19,764	8%	41,086	46,012	(11%)
Other operating expenses	19,174	19,128	—%	18,723	2%	37,897	35,990	5%
Operating expenses of consolidated investment products	2,568	1,783	44%	451	469%	3,019	2,294	32%
Restructuring and severance	320	—	N/M	1,176	(73%)	1,496	—	N/M
Depreciation expense	1,271	1,100	16%	1,213	5%	2,484	2,115	17%
Amortization expense	7,583	5,024	51%	7,541	1%	15,124	10,060	50%
Total operating expenses	110,361	105,624	4%	109,719	1%	220,080	212,035	4%
Operating Income (Loss)	30,128	27,308	10%	20,999	43%	51,127	49,925	2%
Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	2,039	960	112%	3,433	(41%)	5,472	1,398	291%
Realized and unrealized gain (loss) of consolidated investment products, net	9,720	(1,779)	N/M	(1,921)	N/M	7,799	480	N/M
Other income (expense), net	696	455	53%	450	55%	1,146	1,774	(35%)
Total other income (expense), net	12,455	(364)	N/M	1,962	N/M	14,417	3,652	295%
Interest Income (Expense)
Interest expense	(5,151)	(4,469)	15%	(5,165)	—%	(10,316)	(8,327)	24%
Interest and dividend income	964	1,818	(47%)	1,190	(19%)	2,154	2,539	(15%)
Interest and dividend income of investments of consolidated investment products	29,368	23,679	24%	27,402	7%	56,770	45,082	26%
Interest expense of consolidated investment products	(31,077)	(15,278)	103%	(19,701)	58%	(50,778)	(29,827)	70%
Total interest income (expense), net	(5,896)	5,750	N/M	3,726	N/M	(2,170)	9,467	N/M
Income (Loss) Before Income Taxes	36,687	32,694	12%	26,687	37%	63,374	63,044	1%
Income tax expense (benefit)	8,788	9,465	(7%)	4,219	108%	13,007	15,988	(19%)
Net Income (Loss)	27,899	23,229	20%	22,468	24%	50,367	47,056	7%
Noncontrolling interests	(973)	(159)	N/M	(722)	35%	(1,695)	(686)	147%
Net Income (Loss) Attributable to Stockholders	26,926	23,070	17%	21,746	24%	48,672	46,370	5%
Preferred stockholder dividends	(2,084)	(2,084)	—%	(2,084)	—%	(4,168)	(4,168)	—%
Net Income (Loss) Attributable to Common Stockholders	$24,842	$20,986	18%	$19,662	26%	$44,504	$42,202	5%
Earnings (Loss) Per Share - Basic	$3.55	$2.91	22%	$2.80	27%	$6.35	$5.86	8%
Earnings (Loss) Per Share - Diluted	$3.26	$2.75	19%	$2.61	25%	$5.87	$5.52	6%
Cash Dividends Declared Per Preferred Share	$1.81	$1.81	—%	$1.81	—%	$3.63	$3.63	—%
Cash Dividends Declared Per Common Share	$0.55	$0.45	22%	$0.55	—%	$1.10	$0.90	22%
Weighted Average Shares Outstanding - Basic (in thousands)	6,999	7,211	(3%)	7,015	—%	7,010	7,204	(3%)
Weighted Average Shares Outstanding - Diluted (in thousands)	8,252	8,401	(2%)	8,322	(1%)	8,290	8,396	(1%)

N/M - Not Meaningful

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 7.

Assets Under Management - Product and Asset Class
(in millions)

	Three Months Ended
	6/30/2018	09/30/2018	12/31/2018	3/31/2019	6/30/2019
By product (period end):
Open-End Funds (1)	$44,419.3	$45,171.8	$37,710.0	$40,632.6	$41,223.5
Closed-End Funds	6,295.0	6,342.2	5,956.0	6,553.2	6,653.1
Exchange Traded Funds	1,029.9	983.4	667.6	1,102.2	1,077.8
Retail Separate Accounts	14,678.4	16,817.5	14,998.4	17,123.2	18,259.5
Institutional Accounts	19,726.6	30,960.1	27,445.0	30,514.1	32,056.2
Structured Products	3,684.4	3,647.8	3,640.3	3,998.0	3,983.7
Total Long-Term	$89,833.6	$103,922.8	$90,417.3	$99,923.3	$103,253.8
Liquidity (2)	1,784.9	1,675.1	1,612.5	1,788.6	1,752.7
Total	$91,618.5	$105,597.9	$92,029.8	$101,711.9	$105,006.5

By product (average) (3)
Open-End Funds (1)	$44,000.8	$45,137.1	$41,601.8	$39,531.9	$40,961.3
Closed-End Funds	6,167.0	6,386.7	6,235.0	6,258.3	6,550.5
Exchange Traded Funds	1,026.8	1,035.9	831.2	870.8	1,081.4
Retail Separate Accounts	13,999.0	15,536.7	16,817.5	14,998.4	17,123.2
Institutional Accounts	19,942.3	30,583.4	29,171.7	29,353.8	30,771.1
Structured Products	3,681.5	3,635.7	3,627.2	3,668.3	3,968.2
Total Long-Term	$88,817.4	$102,315.5	$98,284.4	$94,681.5	$100,455.7
Liquidity (2)	1,699.3	1,750.3	1,606.7	1,725.5	1,769.5
Total	$90,516.7	$104,065.8	$99,891.1	$96,407.0	$102,225.2

By asset class (period end):
Equity	$48,404.4	$62,654.4	$53,297.1	$61,781.0	$64,888.0
Fixed Income	36,934.8	36,819.9	33,425.2	33,674.4	32,982.5
Alternatives (4)	4,494.4	4,448.5	3,695.0	4,467.9	5,383.3
Liquidity (2)	1,784.9	1,675.1	1,612.5	1,788.6	1,752.7
Total	$91,618.5	$105,597.9	$92,029.8	$101,711.9	$105,006.5

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 8.

Assets Under Management - Average Net Management Fees Earned (5)
(in basis points)

	Three Months Ended
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019
All Products
Open-End Funds (1)	51.8	54.3	54.0	54.3	55.4
Closed-End Funds	66.1	65.9	65.5	64.9	65.0
Exchange Traded Funds	14.7	13.7	12.6	10.5	12.7
Retail Separate Accounts	48.4	49.2	47.5	48.1	47.8
Institutional Accounts (6)	31.7	31.9	29.2	30.6	30.8
Structured Products (7)	36.2	60.0	36.7	37.1	35.3
All Long-Term Products (8)	46.7	47.4	45.3	45.6	46.0
Liquidity (2)	9.5	10.1	9.9	9.9	10.6
All Products	46.0	46.8	44.7	45.0	45.3

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts
(3) Averages are calculated as follows:
- Funds - average daily or weekly balances
- Retail Separate Accounts - prior-quarter ending balance or average of month-end balances in quarter
- Institutional Accounts and Structured Products - average of month-end balances in quarter
(4) Consists of real estate securities, mid-stream energy securities and master limited partnerships, options strategies, and other
(5) Represents net investment management fees divided by average assets. Net investment management fees are investment management fees, as adjusted, less fees paid to third-party service providers for investment management related services, which impacted the fee rate in the three months ended June 30, 2019 for each of Open-End Funds and All Products by 0.3 basis points
(6) Includes incentive fees earned during the three months ended September 30, 2018, December 31, 2018, March 31, 2019 and June 30, 2019 that impacted the fee rate by 1.8, 0.2, 0.5, and 0.2 basis points, respectively
(7) Includes incentive fees earned during the three months ended June 30, 2018, September 30, 2018 and December 31, 2018 that impacted the fee rate by 0.1, 24.6, and 0.9 basis points, respectively
(8) Includes incentive fees earned during the three months ended September 30, 2018, December 31, 2018 and March 31, 2019 that impacted the fee rate by 1.4, 0.1 and 0.2 basis points, respectively

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 9.

Assets Under Management - Asset Flows by Product
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	6/30/2018	6/30/2019
Open-End Funds (1)
Beginning balance	$43,202.5	$44,419.3	$45,171.8	$37,710.0	$40,632.6	$43,077.6	$37,710.0
Inflows	4,356.6	3,807.4	2,888.6	2,999.7	2,510.1	8,140.2	5,509.8
Outflows	(3,220.6)	(3,465.1)	(6,750.5)	(3,867.4)	(3,214.2)	(6,882.8)	(7,081.6)
Net flows	1,136.0	342.3	(3,861.9)	(867.7)	(704.1)	1,257.4	(1,571.8)
Market performance	170.5	464.1	(3,225.9)	3,838.7	1,464.5	240.3	5,303.2
Other (2)	(89.7)	(53.9)	(374.0)	(48.4)	(169.5)	(156.0)	(217.9)
Ending balance	$44,419.3	$45,171.8	$37,710.0	$40,632.6	$41,223.5	$44,419.3	$41,223.5

Closed-End Funds
Beginning balance	$6,132.7	$6,295.0	$6,342.2	$5,956.0	$6,553.2	$6,666.2	$5,956.0
Inflows	0.5	12.9	8.2	11.5	8.7	0.5	20.2
Outflows	—	—	—	—	—	—	—
Net flows	0.5	12.9	8.2	11.5	8.7	0.5	20.2
Market performance	250.0	124.4	(257.2)	661.9	182.4	(156.1)	844.3
Other (2)	(88.2)	(90.1)	(137.2)	(76.2)	(91.2)	(215.6)	(167.4)
Ending balance	$6,295.0	$6,342.2	$5,956.0	$6,553.2	$6,653.1	$6,295.0	$6,653.1

Exchange Traded Funds
Beginning balance	$980.2	$1,029.9	$983.4	$667.6	$1,102.2	$1,039.2	$667.6
Inflows	86.5	35.0	29.5	393.8	131.8	226.0	525.6
Outflows	(71.7)	(100.4)	(106.6)	(46.3)	(116.9)	(134.9)	(163.2)
Net flows	14.8	(65.4)	(77.1)	347.5	14.9	91.1	362.4
Market performance	65.2	50.1	(200.7)	108.3	(4.8)	(12.3)	103.5
Other (2)	(30.3)	(31.2)	(38.0)	(21.2)	(34.5)	(88.1)	(55.7)
Ending balance	$1,029.9	$983.4	$667.6	$1,102.2	$1,077.8	$1,029.9	$1,077.8

Retail Separate Accounts
Beginning balance	$14,012.3	$14,678.4	$16,817.5	$14,998.4	$17,123.2	$13,936.8	$14,998.4
Inflows	736.7	921.4	701.3	752.6	730.9	1,438.0	1,483.5
Outflows	(575.3)	(563.1)	(514.9)	(471.5)	(447.1)	(1,361.8)	(918.6)
Net flows	161.4	358.3	186.4	281.1	283.8	76.2	564.9
Market performance	499.7	608.7	(2,005.4)	1,895.0	877.2	660.4	2,772.2
Other (2)	5.0	1,172.1	(0.1)	(51.3)	(24.7)	5.0	(76.0)
Ending balance	$14,678.4	$16,817.5	$14,998.4	$17,123.2	$18,259.5	$14,678.4	$18,259.5

Virtus Investment Partners, Inc. | One Financial Plaza | Hartford, CT 06103 | www.virtus.com

Virtus Investment Partners, Inc. 10.

Assets Under Management - Asset Flows by Product (continued)
(in millions)

	Three Months Ended					Six Months Ended
	6/30/2018	9/30/2018	12/31/2018	3/31/2019	6/30/2019	6/30/2018	6/30/2019
Institutional Accounts
Beginning balance	$19,411.2	$19,726.6	$30,960.1	$27,445.0	$30,514.1	$20,815.9	$27,445.0
Inflows	1,425.0	1,484.5	810.8	954.7	1,737.4	1,848.0	2,692.1
Outflows	(1,465.8)	(1,604.8)	(1,822.6)	(1,153.9)	(1,258.9)	(3,115.5)	(2,412.8)
Net flows	(40.8)	(120.3)	(1,011.8)	(199.2)	478.5	(1,267.5)	279.3
Market performance	486.4	1,184.8	(2,490.5)	3,155.8	1,139.8	313.7	4,295.6
Other (2)	(130.2)	10,169.0	(12.8)	112.5	(76.2)	(135.5)	36.3
Ending balance	$19,726.6	$30,960.1	$27,445.0	$30,514.1	$32,056.2	$19,726.6	$32,056.2

Structured Products
Beginning balance	$3,704.6	$3,684.4	$3,647.8	$3,640.3	$3,998.0	$3,298.8	$3,640.3
Inflows	37.8	—	—	388.8	—	421.4	388.8
Outflows	(20.4)	(34.4)	(16.2)	(16.0)	(20.9)	(20.4)	(36.9)
Net flows	17.4	(34.4)	(16.2)	372.8	(20.9)	401.0	351.9
Market performance	45.3	39.8	57.0	27.4	56.6	83.2	84.0
Other (2)	(82.9)	(42.0)	(48.3)	(42.5)	(50.0)	(98.6)	(92.5)
Ending balance	$3,684.4	$3,647.8	$3,640.3	$3,998.0	$3,983.7	$3,684.4	$3,983.7

Total Long-Term
Beginning balance	$87,443.5	$89,833.6	$103,922.8	$90,417.3	$99,923.3	$88,834.5	$90,417.3
Inflows	6,643.1	6,261.2	4,438.4	5,501.1	5,118.9	12,074.1	10,620.0
Outflows	(5,353.8)	(5,767.8)	(9,210.8)	(5,555.1)	(5,058.0)	(11,515.4)	(10,613.1)
Net flows	1,289.3	493.4	(4,772.4)	(54.0)	60.9	558.7	6.9
Market performance	1,517.1	2,471.9	(8,122.7)	9,687.1	3,715.7	1,129.2	13,402.8
Other (2)	(416.3)	11,123.9	(610.4)	(127.1)	(446.1)	(688.8)	(573.2)
Ending balance	$89,833.6	$103,922.8	$90,417.3	$99,923.3	$103,253.8	$89,833.6	$103,253.8

Liquidity (3)
Beginning balance	$1,641.6	$1,784.9	$1,675.1	$1,612.5	$1,788.6	$2,128.7	$1,612.5
Other (2)	143.3	(109.8)	(62.6)	176.1	(35.9)	(343.8)	140.2
Ending balance	$1,784.9	$1,675.1	$1,612.5	$1,788.6	$1,752.7	$1,784.9	$1,752.7

Total
Beginning balance	$89,085.1	$91,618.5	$105,597.9	$92,029.8	$101,711.9	$90,963.2	$92,029.8
Inflows	6,643.1	6,261.2	4,438.4	5,501.1	5,118.9	12,074.1	10,620.0
Outflows	(5,353.8)	(5,767.8)	(9,210.8)	(5,555.1)	(5,058.0)	(11,515.4)	(10,613.1)
Net flows	1,289.3	493.4	(4,772.4)	(54.0)	60.9	558.7	6.9
Market performance	1,517.1	2,471.9	(8,122.7)	9,687.1	3,715.7	1,129.2	13,402.8
Other (2)	(273.0)	11,014.1	(673.0)	49.0	(482.0)	(1,032.6)	(433.0)
Ending balance	$91,618.5	$105,597.9	$92,029.8	$101,711.9	$105,006.5	$91,618.5	$105,006.5

(1) Represents assets under management of U.S. retail funds, offshore funds and variable insurance funds
(2) Represents open-end and closed-end fund distributions net of reinvestments, the net change in assets from liquidity strategies, and the impact on net flows from non-sales related activities such as asset acquisitions/(dispositions), seed capital investments/(withdrawals), structured products reset transactions, and the use of leverage
(3) Represents assets under management in liquidity strategies, including in certain open-end funds and institutional accounts

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Virtus Investment Partners, Inc. 11.

Non-GAAP Information and Reconciliations
(in thousands except per share data)

The following are reconciliations and related notes of the most comparable U.S. GAAP measure to each non-GAAP measure.

The non-GAAP financial measures included in this release differ from financial measures determined in accordance with U.S. GAAP as a result of the reclassification of certain income statement items, as well as the exclusion of certain expenses and other items that are not reflective of the earnings generated from providing investment management and related services. Non-GAAP financial measures have material limitations and should not be viewed in isolation or as a substitute for U.S. GAAP measures.

Reconciliation of Total Revenues, GAAP to Total Revenues, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Total revenues, GAAP	$140,489	$132,932	$130,718
Distribution and other asset-based expenses (1)	(21,322)	(23,721)	(19,764)
Consolidated investment products revenues (2)	1,867	1,423	1,684
Total revenues, as adjusted	$121,034	$110,634	$112,638

Reconciliation of Total Operating Expenses, GAAP to Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Total operating expenses, GAAP	$110,361	$105,624	$109,719
Distribution and other asset-based expenses (1)	(21,322)	(23,721)	(19,764)
Consolidated investment products expenses (2)	(2,568)	(1,783)	(451)
Amortization of intangible assets (3)	(7,583)	(5,024)	(7,541)
Restructuring and severance (4)	(320)	—	(1,176)
Acquisition and integration expenses (5)	(1,234)	(1,976)	(1,480)
Other (6)	—	(133)	(180)
Total operating expenses, as adjusted	$77,334	$72,987	$79,127

Reconciliation of Operating Income (Loss), GAAP to Operating Income (Loss), as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Operating income (loss), GAAP	$30,128	$27,308	$20,999
Consolidated investment products (earnings) losses (2)	4,435	3,206	2,135
Amortization of intangible assets (3)	7,583	5,024	7,541
Restructuring and severance (4)	320	—	1,176
Acquisition and integration expenses (5)	1,234	1,976	1,480
Other (6)	—	133	180
Operating income (loss), as adjusted	$43,700	$37,647	$33,511

Operating margin, GAAP	21.4%	20.5%	16.1%
Operating margin, as adjusted	36.1%	34.0%	29.8%

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Virtus Investment Partners, Inc. 12.

Reconciliation of Net Income (Loss) Attributable to Common Stockholders, GAAP to Net Income (Loss) Attributable to Common Stockholders, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Net income (loss) attributable to common stockholders, GAAP	$24,842	$20,986	$19,662
Amortization of intangible assets, net of tax (3)	4,786	3,617	4,739
Restructuring and severance, net of tax (4)	233	—	857
Acquisition and integration expenses, net of tax (5)	900	1,869	1,078
Other, net of tax (6)	1,733	2,748	958
Seed capital and CLO investments (gains) losses, net of tax (7)	(2,504)	(971)	(4,564)
Net income (loss) attributable to common stockholders, as adjusted	$29,990	$28,249	$22,730

Weighted average shares outstanding - diluted	8,252	8,401	8,322
Preferred stockA	—	—	—
Weighted average shares outstanding - diluted, as adjusted	8,252	8,401	8,322

Earnings (loss) per share - diluted, GAAP	$3.26	$2.75	$2.61
Earnings (loss) per share - diluted, as adjusted	$3.63	$3.36	$2.73
A Assumes conversion of preferred shares to common shares at the 20 day volume-weighted average common stock price at period end, subject to a conversion price range of $109.68 to $131.62 per share resulting in a conversion ratio range of 0.9117 to 0.7598 as of 6/30/2019

Reconciliation of Income (Loss) Before Taxes, GAAP to Income (Loss) Before Taxes, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Income (loss) before taxes, GAAP	$36,687	$32,694	$26,687
Consolidated investment products (earnings) losses (2)	(223)	(159)	114
Amortization of intangible assets (3)	7,583	5,024	7,541
Restructuring and severance (4)	320	—	1,176
Acquisition and integration expenses (5)	1,234	2,596	1,480
Other (6)	—	133	180
Seed capital and CLO investments (gains) losses (7)	(2,446)	(1,045)	(3,795)
Income (loss) before taxes, as adjusted	$43,155	$39,243	$33,383

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Virtus Investment Partners, Inc. 13.

Reconciliation of Income Tax Expense (Benefit), GAAP to Income Tax Expense (Benefit), as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Income tax expense (benefit), GAAP	$8,788	$9,465	$4,219
Tax impact of amortization of intangible assets (3)	2,050	1,407	2,047
Tax impact of restructuring and severance (4)	87	—	319
Tax impact of acquisition and integration expenses (5)	334	727	402
Tax impact of other (6)	351	(531)	1,306
Tax impact of seed capital and CLO investments (gains) losses (7)	58	(74)	769
Income tax expense (benefit), as adjusted	$11,668	$10,994	$9,062

Effective tax rate, GAAPA	24.0%	29.0%	15.8%
Effective tax rate, as adjustedB	27.0%	28.0%	27.1%
A Reflects income tax expense (benefit), GAAP, divided by income (loss) before taxes, GAAP
B Reflects income tax expense (benefit), as adjusted, divided by income (loss) before taxes, as adjusted

Reconciliation of Investment Management Fees, GAAP to Investment Management Fees, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Investment management fees, GAAP	$114,591	$103,168	$105,918
Consolidated investment products fees (2)	1,837	1,391	1,654
Investment management fees, as adjusted	$116,428	$104,559	$107,572

Reconciliation of Administration and Transfer Agent Fees, GAAP to Administration and Transfer Agent Fees, as
Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Administration and transfer agent fees, GAAP	$15,054	$15,967	$14,413
Consolidated investment products fees (2)	27	28	27
Administration and transfer agent fees, as adjusted	$15,081	$15,995	$14,440

Reconciliation of Employment Expenses, GAAP to Employment Expenses, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Employment expenses, GAAP	$58,123	$54,868	$60,851
Acquisition and integration expenses (5)	(1,115)	(1,208)	(1,433)
Employment expenses, as adjusted	$57,008	$53,660	$59,418

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Virtus Investment Partners, Inc. 14.

Reconciliation of Other Operating Expenses, GAAP to Other Operating Expenses, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Other operating expenses, GAAP	$19,174	$19,128	$18,723
Acquisition and integration expenses (5)	(119)	(768)	(47)
Other (6)	—	(133)	(180)
Other operating expenses, as adjusted	$19,055	$18,227	$18,496

Reconciliation of Total Other Income (Expense), Net, GAAP to Total Other Income (Expense), Net, as Adjusted:

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Total other income (expense), net GAAP	$12,455	$(364)	$1,962
Consolidated investment products (2)	(9,211)	2,001	2,642
Seed capital and CLO investments (gains) losses (7)	(2,446)	(1,045)	(3,795)
Total other income (expense), net as adjusted	$798	$592	$809

Reconciliation of Total Noncontrolling Interests, GAAP to Total Noncontrolling Interests, as Adjusted

	Three Months Ended
	6/30/2019	6/30/2018	3/31/2019
Total noncontrolling interests, GAAP	$(973)	$(159)	$(722)
Consolidated investment products (2)	223	159	(114)
Amortization of intangible assets (3)	(747)	—	(755)
Total noncontrolling interests, as adjusted	$(1,497)	$—	$(1,591)

Notes to Reconciliations:

1.
Distribution and other asset-based expenses - Primarily payments to distribution partners for providing services to investors in our sponsored funds and payments to third-party service providers for investment management-related services. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that do not utilize intermediary distribution partners or third-party service providers.

2.
Consolidated investment products - Revenues and expenses generated by operating activities of mutual funds and CLOs that are consolidated in the financial statements. Management believes that excluding these operating activities to reflect net revenues and expenses of the company prior to the consolidation of these products is consistent with the approach of reflecting its operating results from managing third-party client assets.

3.
Amortization of intangible assets - Non-cash amortization expense or impairment expense, if any, attributable to acquisition-related intangible assets, including any portion that is allocated to noncontrolling interests. Management believes that making this adjustment aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

4.
Restructuring and severance - Certain expenses associated with restructuring the business, including lease abandonment-related expenses and severance costs associated with staff reductions, that are not reflective of the ongoing earnings generation of the business. Management believes that making this adjustment aids in comparing the company's operating results with prior periods.

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Virtus Investment Partners, Inc. 15.

5.
Acquisition and integration expenses - Expenses that are directly related to acquisition and integration activities. Acquisition expenses include transaction closing costs, certain professional fees, and financing fees. Integration expenses include costs incurred that are directly attributable to combining businesses, including compensation, restructuring and severance charges, professional fees, consulting fees, and other expenses. Management believes that making these adjustments aids in comparing the company’s operating results with other asset management firms that have not engaged in acquisitions.

Components of Acquisition and Integration Expenses for the respective periods are shown below:

	Three Months Ended
Acquisition and Integration Expenses	6/30/2019	6/30/2018	3/31/2019
Employment expenses	$1,115	$1,208	$1,433
Other operating expenses	119	768	47
Interest expense	—	620	—
Total Acquisition and Integration Expenses	$1,234	$2,596	$1,480

6.
Other - Certain expenses that are not reflective of the ongoing earnings generation of the business. In addition, it includes income tax expense (benefit) items, such as adjustments for uncertain tax positions, changes in tax law, valuation allowances and other unusual or infrequent items not related to current operating results to reflect a normalized effective rate. Preferred dividends are adjusted as the shares are mandatorily convertible into common shares at the end of three years and the non-GAAP weighted average shares are adjusted to reflect the conversion. Management believes that making these adjustments aids in comparing the company’s operating results with prior periods.

Components of Other for the respective periods are shown below:

	Three Months Ended
Other	6/30/2019	6/30/2018	3/31/2019
Occupancy related expenses	$—	$111	$180
Tax impact of occupancy related expenses	—	(31)	(49)
System transition expenses	—	22	—
Tax impact of system transition expenses	—	(6)	—
Other discrete tax adjustments	(351)	568	(1,257)
Preferred stockholder dividends	2,084	2,084	2,084
Total Other	$1,733	$2,748	$958

7.
Seed capital and CLO investments (gains) losses - Gains and losses (realized and unrealized) of seed capital and CLO investments. Gains and losses (realized and unrealized) generated by investments in seed capital and CLO investments can vary significantly from period to period and do not reflect the Company’s operating results from providing investment management and related services. Management believes that making this adjustment aids in comparing the Company’s operating results with prior periods and with other asset management firms that do not have meaningful seed capital and CLO investments

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Virtus Investment Partners, Inc. 16.

Definitions:
Revenues, as adjusted, comprise the fee revenues paid by clients for investment management and related services. Revenues, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP revenues in that they are reduced by distribution and other asset-based expenses that are generally passed through to external parties, and exclude the impact of consolidated investment products.
Operating expenses, as adjusted, is calculated to reflect expenses from ongoing continuing operations. Operating expenses, as adjusted, for purposes of calculating net income attributable to common stockholders, as adjusted, differ from U.S. GAAP expenses in that they exclude amortization or impairment, if any, of intangible assets, restructuring and severance, the impact of consolidated investment products, acquisition and integration-related expenses and certain other expenses that do not reflect the ongoing earnings generation of the business.
Operating margin, as adjusted, is a metric used to evaluate efficiency represented by operating income, as adjusted, divided by revenues, as adjusted.
Earnings (loss) per share, as adjusted, represent net income (loss) attributable to common stockholders, as adjusted, divided by weighted average shares outstanding, as adjusted, on either a basic or diluted basis.

Forward-Looking Information
This press release contains statements that are, or may be considered to be, forward-looking statements. All statements that are not historical facts, including statements about our beliefs or expectations, are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995, as amended. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” "intent," "plan," “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.
Our forward-looking statements are based on a series of expectations, assumptions and projections about our company and the markets in which we operate, are not guarantees of future results or performance, and involve substantial risks and uncertainty including assumptions and projections concerning our assets under management, net asset inflows and outflows, operating cash flows, business plans and ability to borrow, for all future periods. All of our forward-looking statements are as of the date of this release only. The company can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially.
Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our 2018 Annual Report on Form 10-K as well as the following risks and uncertainties: (a) any reduction in our assets under management; (b) withdrawal, renegotiation or termination of investment advisory agreements; (c) damage to our reputation; (d) failure to comply with investment guidelines or other contractual requirements; (e) inability to satisfy financial covenants and payments related to our indebtedness; (f) inability to attract and retain key personnel; (g) challenges from the competition we face in our business; (h) adverse regulatory and legal developments; (i) unfavorable changes in tax laws or limitations; (j) adverse developments related to unaffiliated subadvisers; (k) negative implications of changes in key distribution relationships; (l) interruptions in or failure to provide critical technological service by us or third parties; (m) volatility associated with our common and preferred stock; (n) adverse civil litigation and government investigations or proceedings; (o) risk of loss on our investments; (p) inability to make quarterly common and preferred stock distributions; (q) lack of sufficient capital on satisfactory terms; (r) losses or costs not covered by insurance; (s) impairment of goodwill or intangible assets; (t) inability to achieve expected acquisition-related benefits; and other risks and uncertainties described in our 2018 Annual Report on Form 10-K or in any of our filings with the Securities and Exchange Commission (“SEC”).

Certain other factors which may impact our continuing operations, prospects, financial results and liquidity, or which may cause actual results to differ from such forward-looking statements, are discussed or included in the company’s periodic reports filed with the SEC and are available on our website at www.virtus.com under “Investor Relations.” You are urged to carefully consider all such factors.
The company does not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this release, even if such results,

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Virtus Investment Partners, Inc. 17.

changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this release, such statements or disclosures will be deemed to modify or supersede such statements in this release.

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